UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2025

Contineum Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42001	27-1467257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3565 General Atomics Court, Suite 200 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 333-5280
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	CTNM	The Nasdaq Global Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2025, Contineum Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and Leerink Partners LLC, acting as representatives of the several underwriters named in the Underwriting Agreement (the “Underwriters”), relating to the sale of 7,346,938 shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Offering”). The price to the public in the Offering was $12.25 per Share. The Underwriters purchased the Shares from the Company pursuant to the Underwriting Agreement at a price of $11.515 per Share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,102,040 shares of its Class A common stock. The net proceeds to the Company from the Offering are estimated to be approximately $84.2 million, after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company, assuming no exercise by the Underwriters of their option to purchase additional shares of Class A common stock. The Offering closed on December 15, 2025.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-287275), filed with the Securities and Exchange Commission (“SEC”) on May 14, 2025, which was declared effective by the SEC on May 23, 2025, and the prospectus included therein (the “Registration Statement”), a preliminary prospectus supplement, dated December 11, 2025, filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), and a final prospectus supplement, dated December 11, 2025, filed with the SEC pursuant to Rule 424(b) under the Securities Act.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by such exhibit hereto.

The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The legal opinion, including the related consent, of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP relating to the legality of the issuance and sale of the Shares in the Offering is filed as Exhibit 5.1 to this Current Report.

Item 8.01 Other Events.

On December 11, 2025, the Company issued a press release to announce a proposed offering of $75.0 million of shares of its Class A common stock pursuant to the Registration Statement (the “Offering Press Release”). A copy of the Offering Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 11, 2025, the Company also issued a press release to announce that it had priced an upsized $90.0 million offering of shares of its Class A common stock (the “Pricing Press Release”). A copy of the Pricing Press Release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 11, 2025, by and among the Company, Goldman Sachs & Co. LLC and Leerink Partners LLC.
5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).
99.1	Press release issued by the Company, dated December 11, 2025, titled “Contineum Therapeutics Announces Proposed $75.0 Million Public Offering.”
99.2	Press release issued by the Company, dated December 11, 2025, titled “Contineum Therapeutics Announces Pricing of Upsized $90.0 Million Public Offering.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2025

Contineum Therapeutics, Inc.

By:	/s/ Peter Slover
Peter Slover
Chief Financial Officer Principal Financial Officer and Principal Accounting Officer